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                                 LEASE AGREEMENT

                                     BETWEEN

                                 SHAV ASSOCIATES

                                   AS LANDLORD


                                      -AND-

                                 GLOBESPAN, INC.

                                    AS TENANT










PREMISES:  Entire Building
           100 Schulz Drive
           Red Bank, New Jersey 07701



DATED:     March 20, 2001






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                                      INDEX

ARTICLE                              CAPTION                         PAGE
-------                              -------                         ----

  1    Demised Premises, Term, Rent...................................  1

  2    Use............................................................  3

  3    Preparation of the Demised Premises............................  4

  4    When Demised Premises Ready for Occupancy......................  5

  5A   Taxes..........................................................  5

  5B   Operating Expenses, Costs, Building Services and Maintenance
       Responsibilities...............................................  6

  6    Subordination, Notice to Lessors and Mortgagees................ 10

  7    Quiet Enjoyment................................................ 11

  8    Assignment, Mortgaging, Subletting............................. 11

  9    Compliance with Laws and Requirements of Public Authorities.... 13

  10   Insurance...................................................... 14

  11   Rules and Regulations.......................................... 16

  12   Tenant's Changes............................................... 17

  13   Tenant's Property.............................................. 19

  14   Repairs and Maintenance........................................ 20

  15   Electricity.................................................... 20

  16   Heating, Ventilation and Air-Conditioning...................... 21

  17   Landlord's Other Services; Facilities Management............... 21

  18   Access, Changes in Building Facilities, Name................... 22

  19   Notices of Accidents........................................... 23

  20   Non-Liability and Indemnification.............................. 24

                                    (i)

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ARTICLE                             CAPTION                          PAGE
-------                             -------                          ----

  21   Destruction or Damage...........................................25

  22   Eminent Domain..................................................27

  23   Surrender.......................................................28

  24   Conditions of Limitation........................................28

  25   Re-Entry by Landlord............................................30

  26   Damages.........................................................31

  27   Waivers.........................................................32

  28   No Other Waivers or Modifications...............................33

  29   Curing Tenant's Defaults........................................34

  30   Broker..........................................................34

  31   Notices.........................................................34

  32   Estoppel Certificate............................................35

  33   Arbitration.....................................................35

  34   No Other Representations, Construction, Governing Law...........36

  35   Security........................................................37

  36   Parties Bound...................................................38

  37   Consents........................................................38

  38   Mortgage Financing - Tenant Cooperation.........................39

  39   Environmental Compliance........................................40

  40   Holding Over....................................................41

  41   Certain Definitions & Constructions.............................39


                                      (ii)
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ARTICLE                        CAPTION                               PAGE
------                         -------                               ----

  42   Option to Renew. . . . . . . . . . . . . . . . . . . . . . . . .42

  43   Satellite Dish. . . . . . . . . . . . . . . . . . . . . . . . . 42



        EXHIBIT A - Description of Land
        EXHIBIT B - Floor Plan
        EXHIBIT C - Separate Workletter
        EXHIBIT C-1 - Paradyne/AT&T/Landlord Restoration Items EXHIBIT D - Schedule of Targeted Commencement Dates EXHIBIT E - Rules and Regulations
        EXHIBIT F - Definitions
        EXHIBIT G - Budget for Section 5.06 Operating Expenses EXHIBIT H - Parking Plan
        EXHIBIT I - Subordination , Non Disturbance Agreement EXHIBIT J - Schedule of Approved Facilities Managers





                                      (iii)
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     LEASE,  dated  March 20,  2001,  between  SHAV  ASSOCIATES,  a New  Jersey partnership, c/o Alfieri Property Management, having its principal office located at 399 Thornall Street, P.O. Box 2911, Edison, New Jersey 08818-2911, ("Landlord"), and GLOBESPAN, INC. having its principal office located at 100 Schulz Drive, Red Bank, New Jersey 07701 ("Tenant").


                                   WITNESSETH:


                                    ARTICLE 1

                          DEMISED PREMISES, TERM, RENT

          1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 100 Schulz Drive, Red Bank, New Jersey ("Building") on the parcel of land more particularly described in Exhibit A ("Land"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

          1.02. The premises hereby leased to Tenant is the entire Building, as shown on the floor plans annexed hereto as Exhibit B. In addition, Tenant shall have the right to use parking spaces as more particularly described in Section 17.01, below. Landlord and Tenant have mutually agreed that the premises leased has a rentable area of 100,000 square feet. Said premises, together with all fixtures and equipment which at the commencement, or during the term of this Lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 13) constitute the "Demised Premises".

          1.03. The term of this Lease, for which the Demised Premises are hereby leased, shall commence on the date when (a) this Lease has been fully executed by Landlord and Tenant; and (b) an executed counterpart hereof has been received by both Landlord and Tenant; and (c) the condition set forth in Section
1.07 has been satisfied ("Commencement Date"). The "Rent Commencement Date" for any floor in the Building shall be the day on which such floor of the Demised Premises is ready for occupancy (as defined in Article 4) subject to Section
1.04 (d) which shall govern. The term of this Lease shall end at noon on the last day of the calendar month in which occurs the day preceding the 10th anniversary of the Rent Commencement Date for the last floor of the Building but in no event later than July 31, 2011, which ending date is hereinafter called the "Expiration Date", or shall end on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law. Promptly following the Rent Commencement Date, the Landlord shall notify Tenant in writing of the Rent Commencement Date and the Expiration Date as determined in accordance with this Section.

          1.04. The rents reserved under this Lease, for the term thereof, shall be and consist of:

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               (a)  Fixed  rent  of   $1,850,000.00   for  years  1  through  5,
(calculated on the basis of $18.50/sq. ft. for 100,000 sq. ft. of rentable area) which shall be payable in equal monthly installments of $154,166.67 and fixed rent of $2,225,000.00 for years 6 through 10, (calculated on the basis of $22.25/sq. ft. for 100,000 sq. ft. of rentable area) which shall be payable in equal monthly installments of $185,416.67 in advance on the first day of each and every calendar month during the term of this Lease, and

               (b) Additional rent consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), all to be paid to Landlord at its office, or such other place, or to such agent at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

               (c) The fixed rent and additional rent described in (a) and (b) shall start and be payable as of the Rent Commencement Date for the particular floor of the Building. During the period between the Commencement Date and the Rent Commencement Date, Tenant shall pay to Landlord a fixed monthly rental of $159,701.23, in advance, which amount shall be appropriately prorated for the partial months, if any, in which the Commencement and Rent Commencement Date for a particular floor of the Building occurs and on a floor by floor basis as each applicable Rent Commencement Date occurs..

               (d) Notwithstanding anything to the contrary, and notwithstanding the fact that the Rent Commencement Date may vary for different floors it is agreed that the rent schedule set forth in 1.04(a) above and the 10 year term shall commence as to the entire Demised Premises on the earlier of the Rent Commencement Date for the last completed floor of the Building or August 1, 2001. Any floor not completed by August 1, 2001 shall be completed by Landlord thereafter in accordance with this Lease if requested by Tenant in accordance with this Lease. Notwithstanding that the Rent Commencement Date shall have already been established for such floor, it is the intention hereof that Landlord shall complete the floors in accordance with this Lease after August 1, 2001.

          1.05. Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever, except as specifically set forth in this Lease.

          1.06. Late payments of any payment of rent, including monthly rent or any portion thereof, which is not received within five (5) days after it is due, will be subject to a late charge equal to four percent (4%) of the unpaid payment, or $100.00, whichever is greater. This amount is in compensation of Landlord's additional cost of processing late payments. In addition, any rent which is not paid when due, including monthly rent, will accrue interest at a late rate charge of First Union Prime Rate plus three percent (3%) per annum, as said rate is reasonably determined by Landlord from published reports, (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest. If Tenant is in default of the Lease for failure to pay rent, in addition to the late charges and interest set forth above, Tenant shall be charged with all reasonable attorney fees in connection with the collection of all sums due Landlord. Notwithstanding the foregoing, Landlord agrees that in every twelve (12) month period calculated from the Commencement Date, Tenant shall be entitled to one instance of late payment in which it shall not incur a

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late charge or interest  provided it makes  payment as required  within five (5)
business days of written notice from Landlord.

          1.07. Performance by Landlord and Tenant under this Lease is conditioned upon and subject to the execution of agreements satisfactory to Landlord providing for the termination and surrender of the existing leases of the Demised Premises with A.T & T. and Paradyne within ten (10) days from the date hereof. If the foregoing condition is not satisfied within ten (10) days from the date hereof, either party may cancel this Lease upon notice to the other.

          1.08. As part of the process of finalizing the construction drawings for Landlord's Work as defined in Section 3.01, Landlord and Tenant have established a mutually acceptable schedule of projected dates by which each of the floors of the Building shall be ready for occupancy within the meaning of
Article 4 of this Lease (the "Targeted Commencement Dates") which schedule is attached hereto as Exhibit D. Landlord shall use commercially diligent efforts to deliver to Tenant the Demised Premises ready for occupancy by such Targeted Commencement Dates.

          1.09. From and after August 1, 2002, Tenant shall be entitled to an abatement of fixed rent equal to the lesser of $700,000 or, if by that time all floors have been completed, the difference between $1,700,000 and the actual expenditures under the work letter allowance described in Exhibit C. If by August 1, 2002 all floors are completed and the aforesaid difference is greater that $700,000 it is agreed that the rent abatement shall be limited to $700,000. If by August 1, 2002 all floors have not been completed, then, at Tenant's request and pursuant to the terms of this Lease Landlord shall complete the floors but Landlord's work letter allowance shall be deemed reduced by $700,000, or such portion thereof actually applied to the abatement of rent permitted hereunder, in addition to and on top of the reductions occasioned by Landlord's actual expenditures towards completion of the floors. If the final cost of completion of all floors exceeds the reduced work letter allowance, Tenant shall pay to Landlord the excess cost.

                                    ARTICLE 2

                                       USE

          2.01. Tenant shall use and occupy the Demised Premises for executive and general offices, sales (but not retail sales), research and dry laboratory work for the transaction of Tenant's business and for no other purpose, all in accordance with applicable law.

          2.02.  The use of the Demised  Premises for the purposes  specified in
Section 2.01 shall not include, and Tenant shall not use or permit the use of the Demised Premises or any part thereof, for:

               (a) A school of any kind other than for the training of Tenant's employees;

               (b) An employment agency; or

               (c) An office for any governmental or quasi governmental bureau, department, agency, foreign or domestic, including any autonomous governmental corporation or diplomatic or trade mission.

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               (d)  Any   telemarketing   activities  or  other  direct  selling
activities; or

               (e) Any use, including executive and general office use, which results in a density of a population of more than one person for every 200 square feet.

          2.03. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

          2.04. Tenant shall not at any time use or occupy, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy (or other similar municipal ordinance) governing the use and occupation of the Demised Premises.

                                    ARTICLE 3

                       PREPARATION OF THE DEMISED PREMISES

          3.01. The Demised Premises shall be completed and prepared for Tenant's occupancy in the manner, and subject to the terms, conditions and covenants, set forth in Exhibit C. The facilities, materials, and work so to be furnished, installed, and performed in the Demised Premises by Landlord at its expense are hereinafter and in Exhibit C referred to as "Landlord's Work". Such other installations, materials, and work which may be undertaken by or for the account of Tenant to equip, decorate, and furnish the Demised Premises for Tenant's occupancy, commonly called finishing trades work, are hereinafter and in Exhibit C called "Tenant's Finish Work". After review and completion of the final construction drawings, but prior to commencement of the construction and/or installation of the same, Landlord reserves the right to notify Tenant of any restoration of non-building standard items that Tenant shall be responsible for upon the termination of this Lease and Tenant may then elect not to have the same installed in the Demised Premises. In any event, Tenant shall prior to the termination of this Lease remove from the Demised Premises all equipment in existence as of the date hereof comprising Tenant's Voice, Data and Security Systems, including associated outlets, wires, wiring trays and other equipment, materials and facilities, whether located in the ceiling, floor and/or walls which in any way relates, pertains to, constitutes or is connected with Tenant's Voice, Data and/or Security Systems and regardless of whether Landlord or Tenant installed and/or paid for the installation of such systems or whether it was previously installed. Exhibit C-1 sets forth a schedule of the restoration items required under the prior leases of the Building with AT&T and Paradyne Corporation. It is expressly agreed and understood that the Tenant shall not have any responsibility for restoration of the items described in Exhibit C-1 or any other restoration except as specifically set forth in this Article 3 or in
Article 12. Equipment already in existence as of the date hereof shall be deemed to comprise Tenant's Voice, Data and Security Systems if and only to the extent Tenant uses such equipment from and after the date hereof.

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                                    ARTICLE 4

                    WHEN DEMISED PREMISES READY FOR OCCUPANCY

          4.01. The Demised Premises shall be deemed ready for occupancy on a floor by floor basis on the earliest date on which all of the following conditions have been met:

               (a) A Certificate of Occupancy (temporary or final) has been issued by the applicable governmental authorities for the particular floor of the Building following substantial completion of Landlord's Work therein, providing such substantial completion is sufficient to permit Tenant's use without condition pursuant to Article 2 of the entire particular floor of the Demised Premises for the purposes for which the same have been leased.

               (b) All Landlord's Work, and so much of Tenant's Finish Work as Landlord shall have undertaken in accordance with Exhibit C or by separate letter agreement, for the subject floor in the Demised Premises have been substantially completed, and same shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration or special Finish Work requested by Tenant, such as cabinetry remain to be performed, the non-completion of which does not materially interfere with Tenant's use of the entire subject floor of the Demised Premises for the operation of Tenant's business therein.

               (c) Reasonable means of access and facilities necessary to Tenant's use and occupancy of the Demised Premises, including access to and from all adjacent public roadways, all parking facilities and all entrances to the Building, delivery areas, parking lot, corridors, elevators and stairways, and heating ventilating, air conditioning, sanitary, water, and electrical facilities, have been installed and are in good operating order and available to Tenant.

          4.02. If making the Demised Premises or any floor thereof, ready for occupancy shall be delayed by any act or omission of Tenant or any of its employees, agents or contractors or any failure (not due to any act or omission of Landlord or any of its employees, agents or contractors) to plan or execute Tenant's Finish Work diligently or by reason of Tenant's failure to submit Tenant's plans and specifications in the manner set forth in this Lease, the Demised Premises or any particular floor or floors affected by the delay, act or omission shall be deemed ready for occupancy on the date when they would have been ready but for such delay.

          4.03. If and when Tenant shall take actual possession of the Demised Premises, it shall be conclusively presumed that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession, unless within one hundred eighty (180) days after the Rent Commencement Date Tenant shall give Landlord notice specifying the respects in which the Demised Premises were not in satisfactory condition, and Landlord shall at Landlord's expense promptly correct any and all such matters.

                                   ARTICLE 5A

                                      TAXES

          5.01. For the purpose of this Article 5A, "Taxes" shall mean real estate taxes, special and extraordinary assessments and governmental levies against the Land and Building, provided, however, if at any time during the term of this Lease the method of taxation prevailing at the date of this Lease shall be altered so that in lieu of, or as an addition to, or as a substitute for any or all of the above there shall be assessed, levied or imposed (i) a tax, assessment, levy, imposition or charge based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise; or
(ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Land and/or Demised Premises and imposed upon Landlord; or (iii) a license fee measured by the rents; or (iv) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be included in the definition of "Taxes."

          5.02. During the term of this Lease Tenant shall pay all Taxes directly to the governmental authority imposing the same and shall promptly furnish Landlord with reasonably satisfactory evidence of the payment thereof; however, its failure to furnish such evidence shall not constitute a default hereunder. In the event Tenant fails to pay Taxes in a timely manner, Landlord shall have the right to do so on Tenant's behalf. Such expenditures by Landlord shall be deemed to be additional rent, payable by Tenant on demand.

          5.02.1. Taxes shall not include any assessments or levies on any additional buildings constructed on the Land or, any enlargement of the Building.

          5.02.2. Landlord represents that the Land and Building are separately assessed by the Taxing Authority of the Township of Middletown and designated as Block 1086 Lot 30 and that a separate tax bill has been issued therefor.


                                   ARTICLE 5B

      OPERATING COSTS, BUILDING SERVICES AND MAINTENANCE RESPONSIBILITIES


          5.03. Tenant shall be solely responsible for the payment of all Operating Expenses during the term of this Lease.

          5.04. For the purposes of this Article 5B, "Operating Expenses" shall mean any or all expenses incurred in connection with the operation of the Land and Demised Premises, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder other than Landlord's Work and other than those, if any, which are expressly stated to be at the sole cost and expense of Landlord and/or which do not relate to the care and maintenance of the common areas and/or the Land and Demised Premises. Such expenses shall include: (i) the cost for the Demised Premises and common areas of all charges for oil, gas, electricity (including, but not limited to, fuel cost adjustments), steam, heat, ventilation, air-conditioning, heating, and water including any taxes on any such utilities; (ii) the cost of all premiums and charges for the following insurances: rent, casualty, liability, fidelity and war risk (if obtainable from the United States Government); (iii) the cost of all building and cleaning supplies for the Demised Premises and charges for telephone for the Demised Premises; (iv) the cost of all charges for management, window cleaning, security services, if any, and janitorial services, and any independent contractor performing work included within the definition of Operating Expenses; (v) legal and accounting services and other professional fees and disbursements incurred in connection with the operation and management of the Land and Demised Premises (other than as related to new leases, enforcing Landlord's rights under existing leases, or sale of the Demised Premises); (vi) general maintenance of the Demised Premises and the cost of maintaining and replacing the landscaping; (vii) maintenance of the common areas; and (viii) the cost of capital expenditures, including the purchase of any item of capital equipment amortized over ten years or the leasing of capital equipment which have the actual effect of reducing the expenses which would otherwise be included in Operating Expenses. The term "common areas" shall mean the drives, paths, walkways, green areas, parking areas, and other common amenities that service the Building and the other buildings at Tri-Park Corporate Park. Tenant's share of Operating Expenses for common areas shall be limited to 36.37%. Landlord and Tenant mutually acknowledge and confirm that Landlord, Tenant, and all other tenants of Tri-Park Corporate Park, their agents employees and invitees shall have a nonexclusive right, in common with each other to use and enjoy the common areas, subject to Landlord's rules and regulations.

                    Notwithstanding the foregoing, the following costs and expenses shall not be included in Operating Expenses:

                    (1) Landlord's Executives' salaries above the grade of building manager;

                    (2) Cost of repairs or replacements incurred by reason of fire or other casualty or condemnation;

                    (3)  Advertising and promotional expenditures;

                    (4)  Depreciation, except as provided above;

                    (5)  Brokerage commissions;

                    (6)  Taxes (as hereinbefore defined);

                    (7) Refinancing costs and mortgage interest, amortization payments or other financing costs secured by the Land and/or Demised Premises;

                    (8)  Rental under any ground or underlying lease or leases;

                    (9)  Any expenditures for which Landlord has been or will be
                         reimbursed,   including   insurance  and   condemnation
                         proceeds, service contracts and warranties;

                    (10) Amounts  paid to  Landlord  or  affiliates  of Landlord materially in excess of the market value of the goods and services rendered;

                    (11) Expenses  for  repairs  or  the  work   occasioned   by
                         condemnation or by a casualty;

                    (12) Taxes  imposed upon Landlord by reason of its ownership of the Land and/or Demised Premises, except for "Taxes" which are payable by Tenant pursuant to Article 5A; and

                    (13) All  costs  of  a  capital  nature,  other  than  those expressly provided for in this Lease.

                    (14) Any  cost or  expense,  including  but not  limited  to operating expenses applicable solely to any other building or tenant in the Tri-Park Corporate Park.

          5.05. During the term of this Lease, except as provided in Section 5.06, below, Tenant shall be solely responsible for maintaining and operating the Demised Premises and all parts thereof and furnishing all building services thereto in the manner of a first class office building, and paying the Operating Expenses incurred in connection therewith, including but not limited to the elevators, janitorial service, cleaning and supplies, utilities, decorating/plant care, exterminating, security, signage, glass replacement, fire protection and monitoring. As used in this Lease, maintenance and operation of the Demised Premises as a "first class office building" shall mean that the Demised Premises shall be operated and maintained at a first class office building level of service which is no less than that existing at the Demised Premises as of January 1, 2001.

          5.06. Notwithstanding Section 5.05, Landlord shall be responsible for performing the following at the Demised Premises and Land in the manner of a first class office building:

               (a) Water  treatment  for the HVAC system;
               (b) Garbage  Disposal from the dumpster  container;
               (c) Snow  Removal;
               (d) Telephone
                   (i)   one general line;
                   (ii)  HVAC alarm;
                   (iii) fire panel;
               (e) Landscaping;
               (f) Demised Premises and supplemental  HVAC Labor;
               (g) Maintenance, materials and contracts for the Building and supplemental HVAC systems;
               (h) Maintenance  -  Landscaping replacements;
               (i) Parking lot maintenance;
                   (i) Sweeping;
                   (ii) Striping;
                   (iii) Repairs;
                   (iv)  Lighting;
               (j) Placement of all insurance  coverages;
               (k) Roof maintenance and repair;
               (l) Electrical work which requires additional electric panels, transformers, or electric work which is related to existing or new HVAC; and

               (m)  Management of the foregoing items.

          5.07. The estimated Operating Expenses associated with the items described in Section 5.06 (the "5.06 Operating Expenses") are the subject of an annual budget attached hereto as Exhibit G. In addition to the budget amounts set forth in Exhibit G, and subject to Section 5.11, Tenant shall pay to Landlord an annual management fee of $37,500.00 for the first five years of the term of this Lease and an annual management fee of $45,000.00 for the balance of the initial term of this Lease. On the first day of each month during the term of this Lease Tenant shall pay to Landlord as additional rent one twelfth of the then current budget for the 5.06 Operating Expenses; it being understood and agreed that the budget may be revised on an annual basis in order to reflect the
5.06 Operating Expenses actually incurred by Landlord. Within one hundred twenty
(120) days after the expiration of the first calendar year of the term, and within one hundred twenty (120) days after the expiration of each subsequent calendar year thereafter (each such year being hereinafter referred to as an "Operational Year"), Landlord shall furnish to Tenant a written detailed statement of the 5.06 Operating Expenses (certified to be true and correct by Landlord) incurred for such prior Operational Year. If the statement furnished by Landlord to Tenant, pursuant to this Section, at the end of the then Operational Year shall indicate that Tenant overpaid the 5.06 Operating Expenses for the preceding Operational Year, Landlord shall either forthwith pay the amount of excess directly to Tenant concurrently with the statement or credit same against Tenant's next monthly installment of rent. If such statement furnished by Landlord to Tenant hereunder shall indicate that Tenant underpaid the 5.06 Operating Expenses for the preceding Operational Year, then Tenant shall within thirty (30) days pay the amount of the deficiency to Landlord. If the term of this Lease involves less than a full calendar year, then appropriate adjustments shall be made.

          5.08. Every statement given by Landlord pursuant to Sections 5.07 shall be conclusive and binding upon Tenant unless (i) within one hundred eighty
(180) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect; and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to judicial proceedings within one hundred eighty (180) days after receipt of the statement. Within such 180 day period Tenant shall have the right to review, examine and audit Landlord's books and records for the applicable Operational Year. Tenant agrees that it and its representatives shall conduct a review with complete confidentiality and shall enter into a reasonable confidentiality agreement with Landlord respecting the review, examination and audit. Pending the determination of such dispute by agreement or judicial proceedings as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay additional rent in accordance with Landlord's statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of additional rents resulting from compliance with Landlord's statement. If as a result of a dispute it is determined that Landlord's statements of 5.06 Operating Expenses are incorrect by greater than 5%, then Landlord shall reimburse Tenant for Tenant's reasonable costs for payment of an auditor or accountant. Each party shall bear all their costs for their own professionals.

          5.09. Landlord at Landlord's sole cost and expense shall repair the Building roof membrane when necessary and the replace the same as necessary, and shall keep the Demised Premises free and clear of roof leaks. If Landlord shall fail to make all such repairs as are herein required, Tenant may proceed pursuant to the terms and conditions of Section 26.04, below.

          5.10. Nothing contained in this Article 5 shall permit Landlord to duplicate an invoicing of Tenant for the same service.

          5.11. Landlord and Tenant agree that this Section 5.11 shall govern all provisions of this Lease, including other provisions of this Article 5, with respect to the financial obligations for the cost of maintenance of the Land, without regard to whether it is the Landlord or the Tenant which performs the maintenance of common areas as determined by other sections of this Lease. If the nature of the maintenance, repairs or improvement is required or designed only to serve the Land and the Demised Premises and not any of the real property premises known as 200 Schulz Drive, or 230 Half Mile Road, then the financial cost thereof shall be borne by Tenant. If the nature of the maintenance, repairs, or improvements is required or designed to serve the land or common areas of any other of the aforesaid real property premises, including the Land, then Tenant's financial obligation therefore is limited to 36.37% if the costs. It is agreed the landscaping, snow removal, and trash removal are examples of "common expenses" for which Tenant's financial responsibility is limited to 36.37%. Landlord and Tenant shall mutually cooperate in connection with the determination of the allocations.

          5.12. Landlord shall operate, maintain, insure and repair the common areas in the manner of a first class office building.


                                    ARTICLE 6

                 SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES

          6.01. Subject to the conditions of Section 6.02 below, this Lease, and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to all mortgages which may now or hereafter affect the Land and/or the Demised Premises and/or this Lease, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements, and extensions of such mortgages and spreaders and consolidations of such mortgages. In confirmation of such subordination, Tenant shall promptly execute and deliver an instrument that Landlord, or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination provided such document shall contain appropriate language of non- disturbance. The mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "superior mortgages", and the holder of a superior mortgage or its successor in interest at the time referred to is sometimes hereinafter called a "superior mortgagee." Within forty-five (45) days from the date hereof, Landlord shall obtain from the existing mortgagee a Subordination, Non-Disturbance and Attornment Agreement in favor of Tenant utilizing the existing mortgagee's standard form. Landlord shall assist Tenant in facilitating any changes to the mortgagee's standard form that Tenant may request; however, Landlord shall have fully discharged its obligation under this Section 6.01 by delivering to Tenant such standard form within said forty- five (45) days. If Landlord fails to so provide such Agreement as herein described, then on ten (10) days written notice. Tenant shall be entitled to terminate this Lease unless Landlord delivers such Agreement within the ten (10) day period.

          6.02. In the event the Land or Demised Premises is encumbered by a mortgage lien in the future, as a condition of Tenant's subordination thereto, Landlord shall obtain from such future mortgagee the Non-Disturbance Agreement in favor of Tenant utilizing such mortgagee's standard and customary form; provided, however, such Non-Disturbance Agreement must (a) contain an acknowledgment and consent by the mortgagee to the terms and conditions of this Lease, and (b) must provide that so long as Tenant is not in default of its obligations under this Lease, then Tenant's use and enjoyment of the Demised Premises shall not be disturbed and that Tenant will not be named in or joined in any action or proceeding to foreclose any such mortgage. If such Non-Disturbance Agreement contains usual and customary institutional lender and tenant provisions and further provides for a reasonable opportunity for the mortgagee to cure any Landlord defaults and other reasonable lender requirements, then such Non-Disturbance Agreement shall be deemed in conformance with the provisions hereof. If Tenant fails to reasonably accept such Non-Disturbance Agreement, it shall be considered that Landlord has satisfied any requirement respecting the applicable future mortgagee and this Lease shall be subordinate to the lien of the Mortgage. If Landlord is unable to obtain from the Lender the Non-Disturbance Agreement as described in this Section 6.02, then this Lease shall not be deemed subordinate to the lien of such future mortgagee. Landlord shall facilitate the communication of requested changes to any form from Tenant to the future mortgagee so as to ensure that Tenant's changes and comments are made known to the future mortgagee.

                                    ARTICLE 7

                                 QUIET ENJOYMENT

          7.01. So long as Tenant pays all of the fixed rent and additional rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold, and enjoy the Demised Premises subject, nevertheless, to the obligations of this Lease and, as provided in Article 6, to the superior mortgages.

                                    ARTICLE 8

                       ASSIGNMENT, MORTGAGING, SUBLETTING

          8.01. Neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease, or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, and neither the Demised Premises, nor any part thereof shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant or shall be sublet, or offered or advertised for subletting, or be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant or for any purpose other than as permitted by this Lease, without the prior written consent of Landlord in every case, except as expressly otherwise provided in this Article.

          8.02. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the undertenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 8.01, or the acceptance of the assignee, undertenant or occupants as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to assignment, mortgaging, underletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or underletting or use or occupancy by others not expressly permitted by this Article.

          8.03. The following provisions shall govern in connection with the subletting of all or a portion of the Demised Premises:

               (a) Tenant  shall  submit in writing to Landlord  (i) the name of the proposed subtenant; (ii) the nature and character of the proposed subtenant's business, and the intended use to be made of the Demised Premises by the proposed subtenant; (iii) the terms and conditions of the proposed sublease; and (iv) such reasonable financial information as Landlord may request regarding the proposed subtenant.

               (b) Within thirty (30) days of Landlord's receipt of the information described in (a) above, Landlord, at Landlord's election may (i) elect to sublease the Demised Premises directly from Tenant either upon (x) the same terms and conditions offered to the proposed subtenant or, (y) upon the same terms and conditions as set forth in this Lease; or (ii) cancel this Lease as to that portion of the Demised Premises which Tenant desires to sublease, in which event Tenant agrees to surrender all of its right, title, and interest hereunder (in which event Tenant shall be relieved of all further responsibility in connection therewith) and Landlord may thereafter enter into a direct Lease with the proposed subtenant or with any other persons as Landlord may desire, provided that Landlord at its sole cost and expense shall install any required demising wall between the Demised Premises and such recaptured space. All of the terms and conditions of this Lease, including but not limited to the rent shall be modified to reflect such change; or (iii) consent to the subletting subject to Landlord's participation in any rentals received by Tenant, which shall not exceed 50% of the net rentals received by Tenant after payment of all sums directly associated with such sublease including, but not limited to, brokerage fees and improvement allowances and after payment of all sums of fixed rent and additional rent due to Landlord hereunder. Notwithstanding the foregoing, Landlord's right of recapture set forth in (i) and (ii) of this subparagraph (b) shall be inapplicable to Tenant's subletting of not more than 50% of the Demised Premises for a term or terms of no more than five (5) years in one or more transactions. The immediately preceding sentence shall not be applicable to the Renewal Period described in Section 42.01, nor shall it relate to the provisions of Section 8.06 below.

               (c) As a condition to Landlord's consent, if given under (b) above, Landlord shall have obtained consent to such proposed subletting by a superior mortgagee, provided such superior mortgagee requires consent to the subletting. Landlord shall make a good faith effort to obtain any such required consent within the time limit set forth above.

               (d) In connection with any subletting, Tenant shall not offer the Demised Premises, or any part thereof, to any other tenant in Tri-Park Corporate Park or their subsidiaries or affiliates at a rental rate less than the current rental rate for office buildings in the surrounding area including Tri-Park Corporate Park. The foregoing sentence shall be inapplicable so long as Tenant continues to rent the entire Building.

          8.04. Tenant shall remain fully liable for the performance of all Tenant's obligations hereunder notwithstanding any subletting provided for herein (except to Landlord), and without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease and any such violation shall be deemed to be a violation by Tenant.

          8.05. Tenant shall not, without the prior written consent of Landlord, assign this Lease, and the provisions of Section 8.03 with respect to subletting shall equally apply to any assignment of this Lease. Tenant herein named, or any immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder. In the event that Tenant hereunder is a corporation (other than one whose shares, now or in the future, are regularly and publicly traded on a recognized stock exchange, including over the counter, or is a public company or merges with a public company), then any change in excess of 50% in the ownership of and/or power to vote the majority of the outstanding capital stock of Tenant, other than by inheritance or operation of law, shall be deemed an assignment of this Lease and the provisions with respect to assignment shall be applicable.

          8.06. Notwithstanding anything to the contrary contained in this Article with respect to assignment or subletting, provided Tenant gives Landlord prior written notice, no consent of Landlord shall be required with respect to any assignment and/or subletting to any corporation into or with which Tenant may be merged or consolidated or to any corporation which shall be an affiliate, subsidiary, parent of Tenant or successor of substantially all the business assets of Tenant, or to a partnership, the majority interest in which shall be owned by the stockholders of Tenant or of any such corporation, and the conditions of Section 8.03 shall not apply. Landlord acknowledges that the stock of Tenant is publicly traded, and that no sale, assignment or other transfer of the stock of Tenant by a shareholder(s) who does not have a controlling interest in the Tenant shall be deemed an assignment of this Lease by operation of law or otherwise.

          8.07. Tenant agrees that in connection with each separate request for a Landlord's consent to a subletting or assignment Tenant shall pay to Landlord the greater of the sum of $500.00 or Landlord's actual out-of-pocket costs for the administration costs of evaluating and responding to the request.

          8.08. Tenant further agrees that it shall not place any signs on the Land or on the windows located in the Demised Premises indicating that all or any portion of the Demised Premises are available for subleasing or assignment.

          8.09. In connection with any proposed subleasing and/or assignment contemplated or permitted under this Article, Tenant shall advise Landlord in writing in advance of its intent to market all or part of the Demised Premsies.

                                    ARTICLE 9

                      COMPLIANCE WITH LAWS AND REQUIREMENTS
                              OF PUBLIC AUTHORITIES

          9.01. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and at its expense shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises;
(ii) the manner of conduct of Tenant's business or operation of its installation, equipment or other property therein; (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant; or (iv) the breach of any of Tenant's obligations hereunder. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 9.02. Except as set forth above, and subject to Section 5.04, Landlord at its sole cost and expense shall comply with all laws and requirements, including but not limited to those concerning Landlord's repair obligations, if any, hereunder.

          9.02. Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings provided that:

               (a) Tenant shall defend, indemnify, and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

               (b) Such non-compliance or contest shall not constitute or result in any violation of any superior mortgage, or, if such superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

               (c) Tenant shall keep Landlord advised as to the status of such proceedings.

                                   ARTICLE 10

                                    INSURANCE

          10.01. Tenant shall not violate, or knowingly permit the violation of, any condition imposed by the all-risk casualty policy issued for the Demised Premises and shall not do anything, or permit anything to be kept, in the Demised Premises which would increase the fire or other casualty insurance rate on the Demised Premises or the property therein over the rate which would otherwise then be in effect, (unless Tenant pays the resulting increased amount of premium as provided in Section 10.02) or which would result in insurance companies of good standing refusing to insure the Demised Premises or any of such property in amounts and at normal rates reasonably satisfactory to Landlord. However, Tenant shall not be subject to any liability or obligation under this Article by reason of the proper use of the Demised Premises for the purposes permitted by Article 2.

          10.02. The premiums for all insurance coverage maintained by Landlord with respect to the Land and Demised Premises shall be an Operating Expense, payable by Tenant in accordance with Article 5B, above. Landlord shall maintain insurance in such amount and with such coverages as is customary and commercially reasonable for first class office buildings of similar size.

          10.03. In the event that any dispute should arise between Landlord and Tenant concerning insurance rates, a schedule or "make up" of rates for the Demised Premises, as the case may be, issued by the Fire Insurance Rating Organization of New Jersey or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such premises.

          10.04. Tenant shall obtain and keep in full force and effect during the term of this Lease, at its own cost and expense, Comprehensive General Liability Insurance, such insurance to afford protection in an amount of not less than $1,000,000 for injury or death to any one person, $3,000,000 for injury or death arising out of any one occurrence, and $1,000,000 for damage to property, protecting and naming the Landlord, Alfieri Property Management (or other management company of the Demised Premises) and the Tenant as insured against any and all claims for personal injury, death or property damage occurring in or upon the Demised Premises and any part thereof. Tenant shall pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, make payments, and in such latter event the Tenant agrees to pay the amount thereof to Landlord on demand and said sum shall be deemed to be additional rent, and in each instance collectible on the first day of any month following the date of notice to Tenant in the same manner as though it were rent originally reserved hereunder, together with interest thereon at the rate of three points in excess of Prime Rate of First Union. Tenant will use its best efforts to include in such Comprehensive General Liability Insurance policy a provision to the effect that same will be non-cancelable, except upon reasonable advance written notice to Landlord. The original insurance policies or appropriate certificates shall be deposited with Landlord together with any renewals, replacements or endorsements to the end that said insurance shall be in full force and effect for the benefit of the Landlord during the term of this Lease. In the event Tenant shall fail to procure and place such insurance, the Landlord may, but shall not be obligated to, procure and place same, in which event the amount of the premium paid shall be refunded by Tenant to Landlord upon demand and shall in each instance be collectible on the first day of the month or any subsequent month following the date of payment by Landlord, in the same manner as though said sums were additional rent reserved hereunder together with interest thereon at the rate of three points in excess of the Prime Rate of First Union.

          10.05. Landlord and Tenant agree to include in each of its insurance policies a waiver of the insurer's right of subrogation. If such waiver shall not be obtainable, the insured party must immediately so notify the other party. In that event neither party nor its respective insurance company shall be deemed to have waived subrogation.

          10.06. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage, or destruction with respect to its property (including rental value or business interruption) occurring during the term of this Lease to the extent to which it is insured under a policy or policies containing a waiver of subrogation or naming the other party as an additional insured, as provided in Sections 10.04,10.05 and 10.08. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair, or restoration or payment, then provided that the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party thereof, or shall be made available to the second party to pay for replacement, repair, or restoration, as the case may be.

          10.07 The waiver of subrogation or permission for release referred to in Section 10.05 and 10.08 shall extend to the agents of each party and their employees and, in the case of Tenant, shall also extend to all other persons and entities occupying, using or visiting the Demised Premises in accordance with the terms of this Lease, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge). The releases provided for in Section 10.06 shall likewise extend to such agents, employees and other persons and entities, if and to the extent that such waiver or permission is effective as to them. Nothing contained in Section 10.06 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease. Except as otherwise provided in Section 10.04, nothing contained in Sections 10.05 and 10.06 shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein or any particular amounts or limits of any such kinds of insurance. However, each party shall advise the other, upon request, from time to time (but not more often than once a year) of all of the policies of insurance it is carrying of any of the kinds referred to in Sections
10.01 and 10.04, and if it shall discontinue any such policy or allow it to lapse, shall notify the other party thereof with reasonable promptness. The insurance policies referred to in Sections 10.05 and 10.06 shall be deemed to include policies procured and maintained by a party for the benefit of its mortgagee or pledgee.

          10.08. Landlord shall maintain the following insurance coverage with carriers licensed to do business in the State of New Jersey during the term of this Lease (a) All-Risk Insurance for the full replacement value of the Building and all improvements, machinery, and fixtures therein, including, but not limited to, the Demised Premises except that such insurance shall not apply to cover Tenant's personality, fixtures, furnishings and property as to which Tenant shall provide insurance as above set forth, (b) Commercial General Liability Insurance (including property damage and fire legal liability) with limits of not less than $1,000,000.00 per occurrence and $3,000,000.00 in the aggregate. Landlord represents that its insurance policy includes a waiver of subrogation provided the Tenant has a waiver of subrogation in its policy.


                                   ARTICLE 11

                              RULES AND REGULATIONS

          11.01. Tenant and its employees and agent shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit E, and such reasonable changes therein (whether by modification, elimination, or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control.

          11.02. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants, or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

                                   ARTICLE 12

                                TENANT'S CHANGES

          12.01. Tenant shall make no changes, alterations, additions, installations, substitutions, or improvements (hereinafter collectively called "changes", and, as applied to changes Provided for in this Article, "Tenant's Changes") in and to the Demised Premises without the express prior written consent of Landlord.

          Preliminary plans or requests for changes shall be submitted in writing to the Landlord for preliminary approval. Landlord shall have fifteen
(15) days to respond to Tenant's request for changes. Final plans for Tenant's Changes shall be submitted to Landlord for written consent at least thirty (30) days prior to the date Tenant intends to commence such changes, such submission to include all plans and specifications for the work to be done, proposed scheduling, and the estimated cost of completion of Tenant's Changes. If Landlord consents to Tenant's Changes, Tenant may commence and diligently prosecute to completion Tenant's Changes, under the direct supervision of Landlord.

          Except for changes described in Section 12.07, Tenant shall pay to Landlord a supervision fee (which shall include the cost of review of the proposed Tenant's Changes) equal to the lesser of Landlord's actual cost of supervision or ten percent (10%) of the certified cost of completion of Tenant's Changes. Within fifteen (15) days after completion of Tenant's Changes, Tenant shall furnish Landlord with a statement, certified by an officer or a principal of Tenant to be accurate and true, of the total cost of completion of Tenant's Changes (the "Total Cost"). Landlord shall then render its invoice to the Tenant for the supervision fee, which shall be due and payable within thirty (30) days as additional rent.

          12.02. Notwithstanding the provisions of Section 12.01, all proposed Tenant's Changes which shall affect or alter:

               (a) The outside appearance or the strength of the Building or of any of its structural parts; or

               (b) Any part of the Building outside of the Demised Premises; or

               (c) The mechanical, electrical, sanitary and other service systems of the Building, or increase the usage of such systems;

shall be performed only by the Landlord, at a cost to be mutually agreed upon between Landlord and Tenant. Notwithstanding the foregoing, with regard to
Section 12.02 (c) Landlord agrees that Tenant shall be entitled to perform minor or less intensive electrical work such as removing, replacing or adding plugs and sockets provided however that any such changes shall require Landlord's approval and supervision and shall not be deemed a Section 12.07 change. Further, upon notice to Landlord but without the need for Landlord's approval and without the obligation to pay Landlord supervision fees, Tenant shall have the right to perform any electrical work (including, but not limited to, the minor or less intensive work described above) which does not affect the electrical panel or circuit breakers, provided all such work is performed by Michael Mandel and any company such as Mandel Electric with which Michael Mandel is affiliated or by a Licensed electrical contractor approvd in advance by Landlord. If in the future, Michael Mandel no longer performs electrical work or services, then Landlord shall name another acceptable electrician to perform such permitted electrical work. In all instances of permitted electrical work, Tenant shall provide Landlord with a mylar or other reproducible and five (5) prints of as-built plans relating to such work.

          12.03. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations in the Building. If Tenant is no longer leasing the entire Building, Tenant's Changes shall be performed in such manner as not to unreasonably interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter's reasonable satisfaction) as not to impose any additional expense upon Landlord in the construction, maintenance or operation of the Building. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building, in which Landlord, its managing agent and mortgagee of the Building shall be named as parties insured in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property (as defined in Article
13), such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment or other property (as the case may be) of like utility and at least equal value. In addition, unless Landlord shall otherwise expressly consent in writing, the Tenant shall deliver such removed fixtures to Landlord.

          12.04. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any material, fixtures or articles so installed in and constituting part of the Demised Premises and, against all costs, expenses and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within thirty (30) days after Landlord makes written demand therefor. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that Tenant shall comply with the provisions of
Section 9.02.

          12.05. Tenant agrees that the exercise of its rights pursuant to the provisions of this Article l2 shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Land and Building.

          12.06. If Landlord requires restoration of all or any part of Tenant's Changes, Landlord shall advise Tenant of such restoration requirement at the time Landlord gives its consent to any Tenant Changes. If Landlord fails to require restoration at the time it gives such consent, then restoration shall not otherwise be required with respect to such Tenant's Changes.

          12.07. Notwithstanding the foregoing, Tenant without the requirement of any approval of the Landlord, but upon advance notice to Landlord may make any non-structural and/or decorative changes to the Demised Premises, provided that the cost thereof does not exceed $25,000 in each separate unrelated instance; however such changes shall still be subject to Landlord's supervision as otherwise provided in Section 12.01.


                                   ARTICLE 13

                                TENANT'S PROPERTY

          13.01. Landlord's Work, Tenant's Work and all fixtures, equipment, improvements, and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article and in Article 3 expressly provided.

          13.02. All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are sometimes called "Tenant's Property"), shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this Lease; provided that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's Property.

          13.03. At or before the Expiration Date, or the date of an earlier termination of this Lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and, if required by Landlord as provided in Section 12.06, above, all items of work done by or on behalf of Tenant after the Rent Commencement Date shall be removed by Tenant and Tenant shall repair any damage to the Demised Premises or the Building resulting from such removal. If Tenant fails to remove its Property and/or otherwise fails to perform any restoration required of it under this Lease, then Tenant shall be deemed a hold-over Tenant as contemplated in Article 40.

          13.04. Any other items of Tenant's Property (except money, securities, and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit, at Tenant's expense.

          13.05. Landlord hereby expressly waives any and all rights granted by or under any present or future laws to levy or distrain for rent, in arrears, in advance or both, on any of Tenant's Property, or of any subtenant or licensee of Tenant except after Landlord has instituted a legal action which permits the Landlord to levy or distrain on Tenant's Property. In no event shall Landlord be permitted to distrain upon Tenant's files and/or its proprietary documentation.


                                   ARTICLE 14

                             REPAIRS AND MAINTENANCE

          14.01. Tenant shall, at its sole cost and expense, keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Demised Premises in good working order, condition, and repair and shall make with all due diligence all repairs, structural and otherwise, as and when needed in the Demised Premises, Tenant shall promptly make all repairs, ordinary or extraordinary, structural or otherwise in the Building, except that Landlord shall be responsible, for any of such repairs as are required by reason of Landlord's neglect or other fault in the manner of performing any Tenant's Changes which may be undertaken by Landlord for Tenant's account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents, or contractors. Tenant shall also be responsible at its sole cost and expense for the performance of the obligations set forth in Section
5.02. Notwithstanding the foregoing, in connection with any repairs on or under the Land, if the equipment, appurtenance, system, facility, etc. so repaired serves the Demised Premises and other buildings in Tri-Park Corporate Park then
Section 5.11 shall govern, but if the applicable items serve only the Building then Landlord shall complete such repairs at Tenant's expense. Any replacement of such item or items shall be at Landlord's sole cost and expense.

                                   ARTICLE 15

                                   ELECTRICITY

          15.01. The consumption of electricity at the Demised Premises shall be measured by the existing meter. Tenant shall pay for its consumption of electricity directly to the supplier of the service.

                                   ARTICLE l6

                    HEATING, VENTILATION AND AIR-CONDITIONING

          16.01.  Tenant,  subject  to  Landlord's  obligations  as set forth in
Section 5.06, above, shall maintain and operate the heating, ventilating, and air-conditioning systems (hereinafter called "the systems") and shall furnish heat, ventilating, and air conditioning (hereinafter collectively called "air conditioning service") in the Demised Premises through the systems, in compliance with the performance specifications set forth in Exhibit C.

          16.02. Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) specified in Exhibit C for air- conditioning service in the Demised Premises, or rearrangement of partitioning which interferes with normal operation of the air-conditioning in the Demised Premises, may require changes in the air- conditioning system servicing the Demised Premises. Such changes, so occasioned, shall be made by Landlord, at Tenant's expense, as Tenant's Changes pursuant to Article l2.

                                   ARTICLE l7

                LANDLORD'S OTHER SERVICES; FACILITIES MANAGEMENT

          17.01. Throughout the term hereof Landlord shall make available for Tenant's use parking spaces in the parking area adjacent to the Building, in common with other tenants of the buildings at Tri-Park Corporate Park. Landlord states that there are four (4) parking spaces per 1000 square feet of rentable square feet of office space in the Building, including 40 reserved spaces in the locations shown on the parking plan annexed hereto as Exhibit H. Landlord shall not be responsible for policing or enforcing the exclusivity of use of the reserved parking spaces.

          17.02. Landlord and Tenant recognize that Tenant intends to retain a facilities manager (the "Facilities Manager") to assist in Tenant's operations at and occupancy of the Demised Premises and for the performance of various duties on behalf of Tenant at the Demised Premises as determined by Tenant. In connection with the engagement of the Facilities Manager, Landlord and Tenant agree as follows:

               (a) The identity of the Facilities Manager shall be subject to the prior written approval of Landlord. It is agreed that the Facilities Manager shall not be a real estate developer in the State of New Jersey. Set forth on Exhibit J is a schedule of facilities managers who are acceptable to Landlord, and with whom Tenant is free to execute a facilities management agreement; such acceptability is based on such Facilities Manager not being real estate developers. If a Facilities Manager shall become a real estate developer during the term of an agreement, then such Facilities Manager shall be terminated at the earlier of the expiration of the current term or twelve (12) months.

               (b)  Prior to  entering  into  any  agreement  with a  Facilities
Manager, such agreement in redacted form (meaning the identity, term and complete detailed listing of services, renewal provisions. etc. shall be provided but compensations and fees may be excluded) shall be submitted to

Landlord for its prior written approval, which approval shall not be unreasonably withheld or delayed. Tenant shall not enter into any agreement with a Facilities Manager until it has obtained Landlord's prior written approval therefor. In the event that the proposed agreement is deemed by Landlord to be inconsistent with the terms of this Lease as the same relate to the respective rights and duties of Landlord and Tenant regarding the repair, maintenance and/or operation of the Demised Premises and/or changes and alterations thereto, it shall so inform Tenant with specificity as to the grounds of objection. Tenant shall then have a reasonable opportunity in which to amend the proposed agreement and again submit it to Landlord for its approval. If an approved agreement is automatically renewable or can be renewed by letter authorization without change to its terms, Tenant need only advise Landlord of such renewal.

               (c) In the event Tenant intends to change the identity of the Facilities Manager, and/or materially changes the terms and conditions of the Facilities Manager's agreement as the same relate to the Facilities Manager's duties regarding the repair, maintenance and/or operation of the Demised Premises, then such changes shall be subject to the prior written approval of Landlord in accordance with the terms of this Section 17.02. Any changes to the items described in (b) above shall be a material change.

               (d) The term of Tenant's agreement with the Facilities Manager shall not exceed twelve (12) months. Any twelve (12) month agreement which does not violate (a), (b) or (c) above can be automatically renewed upon notice to Landlord and the balance of this subsection (d) shall not apply. Tenant agrees to forward to Landlord any request for proposal that is submitted by Tenant to third parties respecting the position of Facilities Manager and shall afford to Landlord and/or its affiliates an equal opportunity to submit a bid to Landlord for such position of Facilities Manager at the expiration of such existing agreement if not renewed as above permitted.

               (e) From and after sixty (60) days from the date of this Lease Tenant shall not be permitted to retain the services in any manner of any facilities manager unless such facilities manager is selected in accordance with
Section 17.02.

               (f) Failure by any Facilities Manager to perform its duties under its agreement with Tenant or failure of Tenant to retain a Facilities Manager shall not excuse Tenant from the performance of its obligations under this Lease. The determination by Tenant not to retain or continue with a Facilities Manager shall not constitute a default hereunder.


                                   ARTICLE 18

                  ACCESS, CHANGES IN BUILDING FACILITIES, NAME

          18.01. All walls, windows, and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors, and any core corridor entrance), except the inside surfaces thereof, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan room, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration, and repair are reserved to Landlord. The provisions of this Section 18.01 shall be inapplicable so long as Tenant leases the entire Building.

          18.02. Intentionally omitted.

          18.03. Landlord or Landlord's agent shall have the right upon request (except in emergency under clause (ii) hereof) to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (i) to examine the Demised Premises and to show them to holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety; and (ii) for the purpose of making such repairs or changes or doing such repainting in or to the Demised Premises or its facilities, as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting, or maintenance, without liability to Tenant but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building. Exercise by Landlord of its rights pursuant to this
Section 18.03 is subject to the provisions of Section 20.04, below. Landlord agrees to comply with all reasonable security measures established by Tenant from time to time, provided that prior notice thereof shall have been given to Landlord.

          18.04. During the period of nine (9) months prior to the Expiration Date, Landlord may exhibit the Demised Premises to prospective tenants.

          18.05. Intentionally omitted.

          18.06. It is agreed that the Building shall not be named during the term of the Lease.

          18.07. Subject to applicable law the Building shall be accessible to Tenant and all Tenant Parties (as defined in Section 20.04) twenty-four (24) hours a day, seven (7) days a week, three hundred sixty five (365) days per year.

          18.08. Tenant shall have the right to use and change the existing monument sign at 100 Schulz Drive for the display of its own name. Prior to changing said monument sign, Tenant shall submit its plans for such change to Landlord for its prior written consent, which shall not be unreasonably withheld. Any change to the monument sign and procurement of any necessary governmental approvals therefor shall be effected by Tenant at its sole cost and expense.

          18.09. Tenant shall be entitled to install within the Demised Premises (but not on the exterior windows), in accordance with all applicable laws, non offensive signage as determined by Tenant.


                                   ARTICLE 19

                               NOTICE OF ACCIDENTS

          19.01. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which

Landlord might be liable; (ii) all fires in the Demised Premises; (iii) all damage to or defects in the Demised Premises, including the fixtures, equipment, and appurtenances thereof, for the repair of which Landlord might be responsible; and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator, and other systems located in or passing through the Demised Premises or any part thereof.

                                   ARTICLE 20

                        NON-LIABILITY AND INDEMNIFICATION

          20.01. Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage, or loss, unless caused by or due to the negligence of Landlord, its agents, or employees.

          20.02. Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management by Tenant, the Tenant Parties (as hereinafter defined) and their respective contractors, of the Demised Premises or of any business therein, or
(y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in the Demised Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised
Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants, invitees or licensees or its or their employees, agents, or contractors, and (b) all costs, expenses, and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding.

          20.03. Except as otherwise expressly provided in this Lease, this Lease and the respective obligations of Landlord and Tenant hereunder (other than Tenant's obligation to pay rent) shall be in no way affected, impaired or excused because the other party is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel supplies or labor resulting therefrom, or other like cause beyond such party's reasonable control.

          20.04. Landlord shall indemnify and save harmless Tenant, its shareholders, officers, employees, agents, and/or directors (collectively "Tenant Parties") against and from (a) any and all claims arising from any negligent or otherwise wrongful act or omission of Landlord or any of its subtenants, invitees or licensees or its or their employees, agents, or contractors, and any default under the terms of this Lease by Landlord following Tenant's giving of written notice to Landlord of such default and affording Landlord a reasonable opportunity in which to cure the same; and (b) all costs, expenses, and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding with counsel approved by Tenant, which approval shall not be unreasonably withheld.

          20.05 In no event shall Tenant's shareholders, officers, employees, agents, and/or directors be responsible for any of the obligations under this Lease.


                                   ARTICLE 21

                              DESTRUCTION OR DAMAGE

          21.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (including Landlord's Work and any Tenant's Finish Work that was performed by Landlord), at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of the Tenant's Property.

          21.02. If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore, and rebuild the Building and the Demised Premises (including Landlord's Work and any Tenant's
Finish Work that was performed by Landlord), provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period of restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

          21.03. If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause as to require a reasonably estimated expenditure of more than twenty five percent (25%) of the replacement cost of the Building then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within sixty (60) days after the date of the casualty. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause and Landlord elects not to exercise the aforementioned termination right (or if such right is not created), Landlord shall deliver to Tenant, within sixty (60) days of the casualty, a written certification from M. Alfieri Company, Inc. or other contractor of Landlord of
(a) the extent of damage to the Building, in reasonable detail, and (b) the time within which substantial restoration of the Demised Premises (including Landlord's Work and any Tenant's Finish Work that was performed by Landlord) will occur (the "Estimated Completion Date"). If the Estimated Completion Date is more than twelve (12) months from the date of casualty to restore the Demised Premises, as aforesaid, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days of Tenant's receipt of the contractor's written statement setting forth the Estimated Completion Date, otherwise this Lease will remain in full force and effect unless Landlord or Tenant elects to terminate this Lease as provided elsewhere in this Article. In any event, in case of any damage or destruction mentioned in this Article, and neither Landlord nor Tenant has exercised an aforementioned termination right, Tenant shall again have the right, but not the obligation, to terminate the
Lease upon thirty (30) days notice to Landlord, if Landlord has not substantially completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises, as aforesaid, by the later of (a) the date which is twelve (12) months after the date of such damage or destruction, or (b) the Estimated Completion Date, which termination notice Landlord may vitiate if prior to the expiration of such thirty (30) days Landlord substantially completes the repairs, restorations and/or rebuilding of the Building and the Demised Premises. Such period for repair, restoration and rebuilding shall be extended for such time (not exceeding four (4) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control. Any termination of this Lease pursuant to this Section 21.04 shall be without further liability of Tenant to Landlord.

          21.04. No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy during such time that Tenant is able to use the Demised Premises during Landlord's restoration.

          21.05. Intentionally omitted.

          21.06. Landlord will not carry insurance of any kind on Tenant's Property, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same; to the extent that Tenant shall maintain insurance on Tenant's Property, Landlord shall not be obligated to repair any damage thereto or replace the same.

          21.07. The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law of the State of New Jersey providing for such a contingency in the absence of an express agreement, and any other law of like import, now of hereafter in force, shall have no application in such case.

          21.08. If the Demised Premises and/or access thereto become partially or totally damaged or destroyed by any casualty not insured against, then Landlord or Tenant shall have the right to terminate this Lease upon giving the other party thirty (30) days notice and upon the expiration of said thirty (30) day notice period this Lease shall terminate as if such termination date were the Expiration Date.

          21.09. The determination of whether or not the Building and/or the Demised Premises have been repaired or restored shall be made on the same basis as the original delivery and completion of the Demised Premises as in this Lease provided.

                                   ARTICLE 22

                                 EMINENT DOMAIN

          22.01. If the whole of the Land or Building or access to the Building or parking areas of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use of purpose, this Lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title on such taking (which date is herein after also referred to as the "date of the taking"), and the rents shall be prorated and adjusted as of such date.

          22.02. If any part of the Land or Building or access to the Building or parking areas of the Building shall be so taken, this Lease shall be unaffected by such taking, except that Tenant may elect to terminate this Lease in the event of such partial taking, if the area of the Demised Premises and/or parking facilities or access to the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than thirty (30) days after the date of such taking. Upon the giving of such notice to Landlord, this Lease shall terminate on the date of service of notice and the rents apportioned to the part of the Demised Premises so taken shall be prorated and adjusted as of the date of the taking and the rents apportioned to the remainder of the Demised Premises shall be prorated and adjusted as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent shall be reduced to the amount apportioned to the remainder of the Demised Premises and additional rent shall be payable pursuant to Article 5 according to the rentable area remaining.

          22.03. Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Tenant hereby expressly assigns to Landlord all of its right, title, and interest in or to every such award. Notwithstanding the foregoing, Tenant may claim a condemnation award for the unamortized portion of the cost incurred by Tenant in connection with any of Tenant's Property installed pursuant to this Lease and severance damages. In addition Tenant may sue the appropriate agency for relocation expenses pursuant to the Relocation Assistance Act, N.J.S.A. 20:4-1 et seq.

          22.04. If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled to receive any award for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall remain responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due, subject however to a proportionate abatement of rent for that portion of the Demised Premises temporarily taken which are unuseable by Tenant. If the period of temporary use or occupancy of the Demised Premises (or a part thereof) extends beyond the Expiration Date, then the condemnation award shall be divided between Landlord and Tenant, as aforesaid, so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held, and applied by Tenant as a trust fund for payment of the rents falling due hereunder.

          22.05. In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter, and restore the remaining parts of the Building and the Demised Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises. If such taking occurs within the last three (3) years of the term of this Lease, Landlord shall have the right to terminate this Lease by giving the Tenant written notice to such effect within ninety (90) days after such taking, and this Lease shall then expire on that effective date stated in the notice as if that were the Expiration Date, but the fixed rent and the additional rent shall be prorated and adjusted as of the date of such taking, except that Tenant may negate any such cancellation by exercising any renewal option right then available to Tenant in which event this Lease shall continue.

          22.06. Intentionally omitted.

          22.07. Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 33.

                                   ARTICLE 23

                                    SURRENDER

          23.01. On the last day of the term of this Lease, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises pursuant to an order of court having jurisdiction, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition, and repair, except for ordinary wear and tear and such damage or destructions as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this Lease. Landlord reserves the right to require Tenant to remove all items installed by, for or on behalf of Tenant in excess of the Building standard items ("Landlord's Work"), all as more particularly described in Article 3. Subject to the terms of Article 40 which shall govern, if Tenant fails to conform to the provisions of Article 40 on or before the last day of the term of this Lease or upon any earlier termination, Tenant shall be deemed a hold-over Tenant under Article 40 of this Lease until such time as Tenant has completed such restoration.

                                   ARTICLE 24

                            CONDITIONS OF LIMITATION

          24.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like imports or whenever a petition shall be filed by Tenant under the arrangement provisions of any law of like import, whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then Landlord, (a) at any time of receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for ninety (90) days, Landlord may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 26.

          24.02. This Lease and the term and estate hereby granted are subject to the further limitation that:

               (a) Whenever Tenant shall default in the payment of installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, or any day upon which the same ought to be paid, and such default shall continue for five (5) days after written notice thereof; or

               (b) Whenever Tenant shall do or knowingly permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to risk of criminal liability or foreclosure of any superior mortgage if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation; (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same; (iii) complete such remedy within such time after the date of giving of said notice to Landlord as shall reasonably be necessary; or

               (c) Whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm, or corporation other than Tenant, except as expressly permitted by
Article 8; or

               (d) Intentionally omitted; or

               (e) If Tenant shall default in the timely payment of rent or additional rent and any such default shall continue to be repeated for two (2) consecutive months or for a total of four (4) months in any period of twelve
(12) months, or more than three (3) times in any six (6) month period, then, notwithstanding that such defaults shall have each been cured within the applicable period, any similar default shall be deemed to be deliberate and Landlord may thereafter serve a notice of termination upon Tenant without affording to Tenant opportunity to cure such default;

then, and in any of the foregoing cases, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall, if the Landlord so elects, terminate upon ten (10) days written notice by Landlord to Tenant of Landlord's election to terminate the Lease and the term hereof shall expire and come to an end on the date fixed in such notice, with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for the rent and additional rent which subsequently accrues and for damages as provided in Article 26.

                                   ARTICLE 25

                              RE-ENTRY BY LANDLORD

          25.01. If Tenant shall default in the payment of any installment of fixed rent, or of any installment of additional rent, on any date upon which the same ought to be paid and if such default shall continue for five (5) days after written notice thereof, or if this Lease shall expire as provided in Article 24, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold, and enjoy the Demised Premises again as and of its first estate and interest therein. The word "re-enter", as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 24 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession or the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 26.

          25.02. In the event of a breach or threatened breach by Landlord or Tenant of any of their respective obligations under this Lease, either Landlord or Tenant, as the case may be, shall also have the right of injunction. The special remedies hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the parties may lawfully be entitled at any time.

          25.03. If this Lease shall terminate under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of any termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security, or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 26 or pursuant to law.

                                   ARTICLE 26

                                     DAMAGES

          26.01. If this Lease is terminated under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 25, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action of any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

               (a) A sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises, over (ii) the aggregate rental value of the Demised Premises for the same period, or

               (b) Sums  equal to the  fixed  rent and the  additional  rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. Damages shall also include the unamortized portion of the cost of Landlord's Work and any brokerage fees or commissions paid by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

               If the Demised Premises or any part thereof to be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

          26.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 24, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to seek and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 26.01.

          26.03. In addition to the foregoing and without regard to whether this Lease is terminated, Tenant shall pay to Landlord upon demand, all costs and expenses incurred by Landlord, including reasonable attorney's fees, with respect to any lawsuit instituted or defended or any action taken by Landlord to enforce all or any of the provisions of this Lease.

          26.04. Landlord agrees that if it fails to perform any service required of it or observe any term of this Lease, Tenant shall notify Landlord in writing of such failure. Landlord shall then have thirty (30) days within which to cure such default. Landlord shall diligently and continually proceed to cure any such default within five (5) days of written notice from Tenant. Landlord agrees to advise Tenant within five (5) business days of Landlord's efforts to cure such default. If Landlord fails to cure such default within the thirty (30) day period, Tenant shall be entitled, but not obligated, to perform such service and invoice Landlord for the cost thereof. If Landlord fails to reimburse Tenant, Tenant shall be entitled to institute litigation against Landlord. If Tenant is successful in such litigation, Tenant shall also be entitled to reasonable costs and expenses including attorney's fees in connection with such litigation. Tenant agrees that it shall not exercise the right of any offset against rent for any sums due it pursuant to this Section until such time as Tenant has obtained a judgment against Landlord.


                                   ARTICLE 27

                                     WAIVERS

          27.01. Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

          27.02. In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

          27.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

          27.04. The provisions in Articles 16 and l7 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services.


                                   ARTICLE 28

                        NO OTHER WAIVERS OR MODIFICATIONS

          28.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act, or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, or termination of effectuation of the abandonment is sought.

          28.02. Without limiting Section 28.01, the following provisions shall also apply:

               (a) No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

               (b) The receipt by Landlord of rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach.

               (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

                                   ARTICLE 29

                            CURING TENANT'S DEFAULTS

          29.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) five (5) days from the date Landlord gives Tenant notice of intention so to do, (ii) plus the applicable grace period provided in Section 24.02 or elsewhere in this Lease for cure of such.

          29.02. Bills, invoices and purchase orders for any and all costs, charges, and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof, or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense, and disbursement involved in instituting and prosecuting summary proceedings, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills.

                                   ARTICLE 30

                                     BROKER

          30.01. Tenant covenants, warrants, and represents that there was no broker except CB Richard Ellis, Inc. ("Broker") instrumental in consummating this Lease and that no conversations or negotiations were had with any broker except Broker concerning the renting of the Demised Premises. Tenant and Landlord agrees to hold the other harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by such indemnifying party with any broker except Broker. Landlord agrees to pay Broker pursuant to a separate agreement.

                                   ARTICLE 31

                                     NOTICES

          31.01. Any notice, statement, demand, or other communications required or permitted to be given, rendered, or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, or a nationally recognized overnight courier service addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building) and shall be deemed to have been given, rendered, or made on the date of receipt, or if applicable, the date of rejection of receipt. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, or other communications intended for it. In the event of the cessation of any mail delivery for any reason, personal delivery shall be substituted for the aforedescribed method of serving notices.

                                   ARTICLE 32

                              ESTOPPEL CERTIFICATE

          32.01. Tenant agrees, when requested by Landlord, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, whether any dispute exists with respect thereto and stating whether or not, to Tenant's best knowledge, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others. Such statement shall be served upon Landlord by Tenant within fifteen (15) days of Landlord's request. If Tenant fails to deliver such notice, Landlord shall be deemed appointed as Tenant's attorney-in-fact to prepare and deliver such-notice on behalf of Tenant, and Tenant shall be deemed bound thereby upon Landlord's furnishing a copy of the notice to Tenant.

                                   ARTICLE 33

                                   ARBITRATION

          33.01. The parties hereto shall not be deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically provided for in this Lease.

          33.02. The party desiring arbitration shall give notice to that effect to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within ten (10) days, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter, provided, however that:

               (a) If the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and

               (b) If the two arbitrators appointed by the parties shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties give notice as aforesaid, then within five
(5) days thereafter either of the parties upon notice to the other party may request such appointment by the American Arbitration Association (or any organization successor thereto), or in it absence, refusal, failure, or inability to act, may apply for a court appointment of such arbitrator.

          33.03. Each arbitrator shall be a fit and impartial person who shall have had at least five years' experience in a calling connected with the matter of dispute.

          33.04. The arbitration shall be conducted, to the extent consistent with this Article, in accordance with the then prevailing rules of the American

Arbitration Association (or any organization successor thereto). The arbitrators shall render their decision and award, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from, or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction.

          33.05. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursement of attorneys or witnesses for each party) shall be borne by the parties equally.

          33.06. Intentionally omitted.

                                   ARTICLE 34

              NO OTHER REPRESENTATIONS, CONSTRUCTION, GOVERNING LAW

          34.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the Lease, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the Lease made by the other.

          34.02. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          34.03. This Lease shall be governed in all respects by the laws of the State of New Jersey.


                                   ARTICLE 35

                                    SECURITY

          35.01. Tenant shall deposit with Landlord the sum of $462,500.00 upon the execution of this Lease. Said deposit (sometimes referred to as the "Security Deposit") shall be held by Landlord as security for the faithful performance by Tenant of all the terms of the Lease by said Tenant to be observed and performed. The Security Deposit shall not and may not be mortgaged, assigned, transferred, or encumbered by Tenant, without the written consent of Landlord, and any such act on the part of Tenant shall be without force and termination of the Lease as to entitle Tenant to the recovery of the Security Deposit. If Tenant complies with all of the terms, covenants, and conditions of the Lease and pays all of the fixed and additional rent and all other sums payable by Tenant to Landlord as they fall due, the Security Deposit shall be promptly returned in full to Tenant after the expiration of the term of the Lease and Tenant's satisfaction of all its obligations accruing prior to the Lease expiration date. In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the Security Deposit and all other securities shall be deemed to be applied first to the payment of fixed and additional rent and other charges due Landlord for all periods prior to the filing of such proceedings. In the event of sale by Landlord of the Building, Landlord may deliver the then balance of the Security Deposit to the transferee of Landlord's interest in the Demised Premises and Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit and this provision shall also apply to any subsequent transferees. No holder of a superior mortgage to which the Lease is subordinate shall be responsible in connection with the Security Deposit, by way of credit or payment of any fixed or additional rent, or otherwise, unless such mortgagee actually shall have received the entire Security Deposit.

          35.02. At Tenant's option, in lieu of a cash Security Deposit, Tenant may provide Landlord with an unconditional irrevocable letter of credit in a form reasonably satisfactory to Landlord and issued by a New York or New Jersey Bank reasonably satisfactory to Landlord. The terms thereof shall permit Landlord to draw thereupon, upon Landlord's certification and shall contain such other terms and conditions as are satisfactory to Landlord. Such letter shall be renewed 30 days prior to its stated expiration and the failure of Tenant to provide a renewal letter of credit shall entitle Landlord to draw upon the existing letter of credit within the 30 period prior to its expiration.


                                   ARTICLE 36

                                  PARTIES BOUND

          36.01. The obligation of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 24. However, except as provided in Article 39 hereof, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to effect and shall not be binding upon Landlord. If any of the fixed or additional rent herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid, or if Landlord makes payment on behalf of Tenant, or if Tenant shall fail to perform any of the terms, covenants, and conditions of the Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of fixed or additional rent and any loss or damage sustained by Landlord due to such breach on the part of Tenant, plus expenses; and Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. The issuance of a warrant and/or the re-entering of the Demised Premises by Landlord for any default on the part of Tenant or for any other reason prior to the expiration of the term shall not be deemed such a any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

          36.02. If Landlord shall be an individual, joint venture, tenancy in common, partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord's estate and property in the Building (and the rents and the proceeds thereof) and, where expressly so provided in this Lease, to offset against the rents payable under this Lease for the collection of a judgment (or other judicial process) which requires the payment of money by Landlord in the event of any default by Landlord hereunder. No other property or assets of such Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises. Further, Tenant agrees that Landlord shall not be liable to Tenant for any special, indirect, or consequential damages arising out of Landlord's breach of this Lease. Landlord agrees that Tenant shall not be liable to Landlord for any special, indirect or consequential damages arising out of Tenant's breach of this Lease, however, rents, restoration charges, interest, late charges, fees, reimbursements, damages incurred by Landlord as a result of Tenant holding over and other damages provided for in Article 26 shall not be considered special, indirect or consequential damages.


                                   ARTICLE 37

                                    CONSENTS

          37.01. Wherever it is specifically provided in this Lease that a party's consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed. If either Landlord or Tenant considers that the other had unreasonably withheld or delayed a consent, it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within twenty (20) days after making its request for the consent.

          37.02. Intentionally omitted.


                                   ARTICLE 38

                     MORTGAGE FINANCING - TENANT COOPERATION

          38.01. In the event that Landlord desires to seek mortgage financing secured by the Demised Premises, Tenant agrees to cooperate with Landlord in the making of any application(s) by Landlord for such financing including the delivery to Landlord's mortgage broker or mortgagee, of such information as they shall require with respect to Tenant's occupancy of the Demised Premises, including, but not limited to the current financial statement of Tenant, but Tenant shall not be required to deliver such information directly to Landlord, all of the above to be at no cost and expense of Tenant. In the event that Landlord's mortgagee shall request changes to the within Lease in order to make same acceptable to Landlord's mortgagee, Tenant agrees to consent to such changes, provided such changes shall not affect the term of this Lease nor the financial obligations of Tenant hereunder, nor otherwise adversely affect

Tenant's rights hereunder. The request by such mortgagee for notice of Landlord's defaults and reasonable opportunity to cure shall not be deemed adverse.


                                   ARTICLE 39

                            ENVIRONMENTAL COMPLIANCE

          39.01. Tenant shall, at Tenant's sole cost and expense, comply with the New Jersey Industrial Site Recovery Act and the regulations promulgated thereunder (referred to as "ISRA") as same relate to Tenant's occupancy of the Demised Premises, as well as all other state, federal or local environmental law, ordinance, rule, or regulation either in existence as of the date hereof or enacted or promulgated after the date of this Lease, that concern the management, control, discharge, treatment and/or removal of hazardous discharges or otherwise affecting or affected by Tenant's use and occupancy of the Demised Premises. Tenant represents that Tenant's SIC number does not subject it to ISRA. Tenant shall, at Tenant's own expense, and where required by such law, make all submissions to, provide all information to, and comply with all requirements of the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection ("NJDEP"). Should the Bureau or any other division of NJDEP, pursuant to any other environmental law, rule, or regulation, determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharge of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors, then Tenant shall, at Tenant's own expense prepare and submit the required plans and financial assurances, and carry out the approved plans. In the event that Landlord shall have to comply with ISRA by reason of Landlord's actions, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits or a Negative Declaration and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend, and save harmless Landlord from all fines, suits, procedures, claims, and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors, and from all fines, suits, procedures, claims, and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the Bureau or any other division of NJDEP where required by law to do so. Tenant's obligations and liabilities under this Paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction. Tenant shall have no responsibility to obtain a "Negative Declaration" or "Letter of Non-Applicability" from the NJDEP if the sole reason for obtaining same is in connection with a sale or other disposition of the real estate by Landlord but Tenant agrees to cooperate with Landlord in Landlord's effort to obtain same and shall perform at Tenant's expense any clean up required by reason of Tenant's use and occupancy of the Demised Premises.

          39.02. Landlord represents and warrants to the best of its knowledge, that the Building, Demised Premises and Land and their existing and prior uses shall, as of the last Rent Commencement Date comply with, and Landlord has, to the best of its knowledge, not been in violation of, and has not violated, in connection with the ownership, use and maintenance or operation of the Building,

Demised Premises or Land and the conduct of the business related thereto, any applicable federal, state, country or local statutes, laws, regulations rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating, without limitation, to fire, health, safety and environmental matters (collectively, "Laws"). In the event that the Building, the Demised Premises and Land are not in compliance with any Laws as of the last Rent Commencement Date (provided that such noncompliance is not attributable to any act or omission of the Tenant or any of the Tenant Parties), then Landlord shall at its expense promptly comply with any such Law. If Landlord shall default in its obligations under this Section 39.02, Tenant may proceed in accordance with Section 26.04.

          39.03. Landlord shall indemnify, defend, and save harmless Tenant from all fines, suits, procedures, claims, and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Demised Premises which occurred or were on the Land, Building and/or Demised Premises prior to the term of this Lease, or which occur during the term of this Lease and were caused by Landlord or its agents or contractors, and from all fines, suits, procedures, claims, and actions of any kind arising out of Landlord's or Landlord's agents failure to provide all information, make all submissions and take all actions required by the Bureau or any other division of NJDEP. This paragraph shall survive the termination of this Lease.

          39.04. As a condition precedent to entering into this Lease, Landlord represents and warrants to Tenant that (i) neither the Building or the Demised Premises, nor the Land have been used by Landlord to dump, discard, landfill, deposit or dispose of any substance material above, on or below ground which is toxic or hazardous to human health, which would constitute unlawful disposal and/or which would require clean up, removal or special disposal under current federal and/or state environmental laws or regulations; nor to Landlord's knowledge has there been any such occurrence; (ii) to Landlord's knowledge there are no underground tanks or toxic hazardous substances used in or about the Building, Land or Demised Premises including, but not limited to PCB's, asbestos, Urea Formaldehyde Foam Insulation or the like; and (iii) to Landlord's knowledge, the Building, Demised Premises and the Land are in full compliance with all laws, including but not limited to, all applicable rules and regulations related thereto. Landlord shall indemnify and hold Tenant harmless from and against any liabilities, losses and costs, including Tenant's reasonable attorney's fees, which Tenant may incur by reason of Landlord's beach of the foregoing warranties and representations and shall, at Landlord's sole cost and expense, immediately remove any hazardous substance from the Demised Premises which is not attributable to the acts or omissions of Tenant, its agents, contractors, invitees and employees. The foregoing provisions shall survive the termination, expiration or cancellation of this Lease.


                                   ARTICLE 40

                                  HOLDING OVER

          40.01. Tenant will have no right to remain in possession of all or part of the Demised Premises after the expiration of the term. If Tenant remains in possession of all or any part of the Demised Premises after the expiration of the Lease, without the express consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and
(c) such tenancy may be  terminated  by Landlord  upon the earlier of (i) thirty

(30) days prior written notice, or (ii) the earliest date permitted by law. In such event, monthly rent will be increased to an amount equal to one hundred fifty percent (150%) of the monthly rent payable during the last month of the term for the first month of holdover, and thereafter to two hundred percent (200%) of the monthly rent payable during the last month of the term for each subsequent month of holdover, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease. The provisions of this Section shall not be construed to relieve Tenant from liability to Landlord for damages resulting from any such holding over in excess of thirty (30) days (it being understood that Tenant shall have no liability for such damages accruing during the initial thirty days of holdover), or preclude Landlord from implementing summary dispossess proceedings. Tenant further acknowledges that its failure to perform any restoration required of it under this Lease shall be deemed the same as its remaining in possession of the Demised Premises after the expiration of the term, subjecting it to hold-over rent in accordance with this Section 40.02.

          40.02 Landlord and Tenant agree that the following specific provision shall apply in connection with any holdover claim due solely to restoration. Upon request by Tenant, Landlord and Tenant agree that ninety (90) days prior to the Expiration Date, Landlord and Tenant shall conduct a walk through of the Demised Premises. At such walk through, Landlord shall re-confirm to Tenant the restoration which it required pursuant to the terms of this Lease. Tenant acknowledges that certain of the restoration may in fact take a longer period than ninety (90) days to perform but that such period shall have no significance to the terms and conditions hereof. Tenant shall then have any one of the following three options:

               A. Perform the restoration by the Expiration Date;

               B. Pay to Landlord an amount which Landlord or M. Alfieri Co., Inc. states in writing is the amount due for restoration, which payment shall be made by the Expiration Date, in which event Tenant shall have no further obligation for restoration and shall not be deemed a holdover, or

               C. Take no action. In the event Tenant takes no action,  Landlord agrees that it shall perform the restoration within a reasonable commercial time period after the Expiration Date. Tenant shall pay holdover rent to Landlord from and after the Expiration Date until such time as Landlord completes the restoration. Tenant shall still remain liable for the actual costs of restoration. This Section shall not in any way limit Landlord's rights with respect to any other holdover event nor shall it be applicable if the Lease is terminated early by reason of Tenant's default.

                                   ARTICLE 41

                      CERTAIN DEFINITIONS AND CONSTRUCTIONS

          41.01. For the purpose of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires, the definitions set forth in Exhibit F annexed hereto shall be utilized.

          41.02. The various terms which are italicized and defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

          41.03. The submission of this Lease for examination does not constitute a reservation of, or option for, the Demised Premises, and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

          41.04. The Article headings in this Lease and the Index prefixed to this Lease are inserted only as a matter of convenience in reference and are not to be given any effect whatsoever in construing this Lease.


                                   ARTICLE 42

                                 OPTION TO RENEW

          42.01. Provided that Tenant is not then in default of the terms, covenants, and provisions of this Lease, Landlord hereby grants to Tenant the right to renew the term of this Lease for one (1) additional period of five (5) years (the "Renewal Period") commencing on the day after the initial Expiration Date upon the same terms and conditions as set forth in this Lease other than the fixed annual rental which shall be the Fair Market Rental of the Demised Premises at the time of the commencement of the Renewal Period, adjusting as necessary for the lapse of time between the date of Tenant's notification of intent to exercise its option to renew and the date on which the Renewal Period is scheduled to commence but in no event shall be less than the fixed rent during the initial term. Said fixed annual rental shall be payable in equal monthly installments in advance on the first day of each and every month of the Renewal Period. Tenant shall exercise the within Option by giving written notice to Landlord not later than nine (9) months prior to the initial Expiration Date, TIME BEING OF THE ESSENCE. If Tenant fails to give such notice, Tenant will be deemed to have waived such Renewal Option and the provisions of this Section shall be null and void. Fair Market Value shall mean the rents obtainable for comparable space in the Red Bank, New Jersey market area.

                                   ARTICLE 43

                                 SATELLITE DISH

          43.01 Permission is granted, free of rental charge, for the Tenant to install one (1) satellite dish not to exceed two one-half (2 1/2) feet in diameter nor protrude above the lowest part of the roof line by more than 4 feet, including all cable, wiring, conduits and related equipment necessary for the reception (but not the transmission) of radio and satellite-generated television transmissions (collectively the "Antenna") at the Demised Premises on the roof of the Building, at Tenant's sole cost and expense, subject to the following restrictions:

               (a) The location and means of securing the Antenna must be approved by Landlord or its designated agent, and such location shall be selected with the goal of minimizing its visual impact. Roof penetration will not be accepted except if performed by Landlord or its designated agent, all at Tenant's sole cost and expense. Tenant shall be responsible for any damage to the Building roof or any surrounding property resulting from the installation or operation of the Antenna, including, but not limited to, damage resulting from wind, ice or any other causes. The Antenna shall not damage the Building or the system of communication devised by any other user authorized by Landlord or users at neighboring properties. If such damage or interference shall occur, Tenant shall correct same promptly.

               (b) Prior to installation, Tenant must provide Landlord with a copy of all zoning or use approvals which may be required, including, without limitation, any Federal Communications Commission ("FCC") licenses or approvals. Landlord agrees to reasonably cooperate with Tenant in such regard, all without cost to Landlord.

               (c) Tenant agrees to maintain the Antenna in a proper and safe operating condition and shall procure separate liability insurance naming Landlord as an additional insured.

               (d) Tenant shall comply with all applicable codes, rules, regulations and conditions of the FCC, Federal Aviation Agency, and local governmental agencies, and shall pay for all legal, engineering and other expenses incident thereto including all matters relating to hearings pursuant to the Municipal Land Use Law.

               (e) Installation of the Antenna shall be performed in a responsible and workmanlike manner by a recognized professional satellite dish installer at Tenant's sole cost and expense, through or under the supervision of Landlord. Prior thereto, Tenant shall provide complete structural details signed and sealed by an appropriately licensed engineer of the State of New Jersey, as well as a sketch of the roof showing the proposed location of the antenna and all relevant distances and heights. Landlord's supervision fee and, if the presence or advice of Landlord's building engineer is required, Landlord's building engineer fee, shall be reimbursed to Landlord by Tenant for actual time spent by Landlord's architect and building engineer at prevailing rates. Prior to installation, Tenant shall provide Landlord with a copy of its FCC construction permit, license, or evidence of authority to operate from this location. Landlord shall have final approval with respect to, as well as the right to perform at Tenant's cost and expense, all roof penetrations and repairs.

               (f) Installations or substitutes shall meet all codes and shall be made using Teflon wire (or by running wires through approved conduits), rust-proof clamps, non-rustable hardware U-bolts, or other similar devices of the highest quality commonly found in the industry, capable of the bearing of the stress and strain of the installation without impairing use and occupancy of the Building and without adverse aesthetic impact upon any portion of the Demised Premises.

               (g) Tenant shall be responsible for any costs associated with furnishing electricity for the Antenna.

               (h) Tenant shall not sublet, license or otherwise permit any third party use of the Antenna.

               (i) Access to the Antenna for inspection, servicing or any other reason will only be allowed with prior permission and supervision by Landlord or its agents and Tenant shall reimburse Landlord and/or its agents at prevailing rates (during normal business hours) for time spent by Landlord and/or its agents.
                                       43

               (j) Landlord reserves the right to require the removal of the Antenna at such time as the Landlord may have made provisions for acceptable alternative arrangements, subject to Tenant's consent as to what constitutes an acceptable alternative arrangement, which consent shall not be unreasonably withheld. Landlord shall provide Tenant with prior notice of the amount of time, if any, satellite services would be interrupted and coordinate work with Tenant to avoid interruption of Tenant's business.

               (k) Tenant shall remove the Antenna and restore the roof to its original condition at the earlier of Tenant's cessation of use of the Antenna or the expiration of the term of this Lease or any renewal term thereof, at Tenant's sole cost and expense, notwithstanding any other provision of the

Lease. The Antenna shall, at all times, remain the property of Tenant and Tenant shall have the right to remove it at any time, subject to the terms and conditions herein.

               (l) Tenant acknowledges that it has been advised by Landlord that a new roof was installed at the Building which is still the subject of a manufacturers/installers warranty/guarantee. Tenant must install, maintain and remove the Antenna in such a manner as to be consistent with said warranty/guarantee and not perform or fail to perform any act which would void, or cause to be voidable, Landlord's warranty/guarantee.

               (m) Tenant shall be responsible for implementing appropriate screening as required by Landlord.

               (n) Tenant agrees to indemnify, defend and hold Landlord harmless from any claim resulting from property damage or personal injury arising in connection with the installation, maintenance, existence or removal of the Antenna and shall carry insurance to cover such liability and property damages.

               IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

WITNESS:                                  LANDLORD:
                                          SHAV ASSOCIATES
                                          a New Jersey Partnership


-------------------------------            /s/ Michael Alfieri
                                          --------------------------------
                                          By:    Michael Alfieri
                                          Title:   General Partner

ATTEST:                                   TENANT:
                                          GLOBESPAN, INC.
                                          a Delaware Corporation


-------------------------------            /s/ Bob McMullan
                                          --------------------------------
                                          By:  Bob McMullan
                                          Title:  CFO

                            ADDENDUM TO LEASE BETWEEN
                        SHAV ASSOCIATES, AS LANDLORD AND
                           GLOBESPAN, INC., AS TENANT
                                100 SCHULZ DRIVE
                              RED BANK, NEW JERSEY



Landlord and Tenant agree that this Addendum is hereby made a part of and is attached to that certain Lease between Landlord and Tenant respecting 100 Schulz Drive, Red Bank, NJ. This Addendum shall be deemed dated as of the same date of the Lease to which it is attached.

Landlord and Tenant agree that the Lease shall contain the following additional articles:


                                   ARTICLE 44

                           RIGHT OF FIRST NEGOTIATION

          44.01. Provided Tenant is not in default of this Lease, upon reasonable written request of Tenant, Landlord shall provide Tenant with a list of existing leases setting forth termination dates and option periods, if any, on any space in Tri-Park Corporate Park. Landlord and Tenant agree to negotiate towards a fair market value rental as well as acceptable lease terms and conditions, for any space which Tenant notifies Landlord it is interested in renting and is available or will become available, subject to the rights of other tenants in Tri-Park Corporate Park. For purposes of this Section, "rights" of existing tenants shall include an existing tenant's right of first refusal, an option to expand, an option to renew, or a renewal of an existing lease whether or not pursuant to an option. The foregoing shall not obligate either Landlord or Tenant to enter into a lease for any space which is the subject of negotiation by Landlord or Tenant pursuant to the foregoing, and the Landlord shall be free to lease such space to any third party even though such negotiations are ongoing.

                                   ARTICLE 45

                                   TAX APPEALS

          45.01 By way of supplement to Article 5A, Tenant shall have the right to file and prosecute a tax appeal respecting the Demised Premises subject to and in accordance with the terms and conditions set forth in this Article.


                                      45a

          45.02 Not less than 60 days prior to the deadline for filing a tax appeal, Tenant shall notify Landlord that it intends to file a tax appeal. Within 30 days after receipt of such notice Landlord shall have the right to notify Tenant that it will file the tax appeal, but only if Landlord intends to file a tax appeal regarding 200 Schulz Drive and/or the 230 Half Mile Road buildings in Tri-Park Corporate Park. By giving such notice, Landlord shall be obligated to file the tax appeal for the Demised Premises and 200 Schulz Drive and/or 230 Half Mile Road. Such appeal and the prosecution thereof shall be at Landlord's initial cost and expense; provided however, that if the appeal serves to reduce the real estate taxes on the Demised Premises, then Tenant shall, at the conclusion of the matter, reimburse Landlord for its prorata share (either one half or one third - depending upon the number of properties appealed) of alt costs and expenses incurred by Landlord in the prosecution of the appeal, including filing fees, court costs, legal fees and the cost of appraisals and expert witnesses but in no event shall such reimbursement exceed the savings realized by Tenant. In the event the appeal results in an increase in real estate taxes respecting the Demised Premises, then Tenant shall be obligated to pay such increase. Upon request, Landlord agrees to notify Tenant as to the status of the tax appeal. Notwithstanding the foregoing, in no event shall Tenant be permitted to file a tax appeal respecting the last 12 months of the term of this Lease, nor shall Tenant be permitted to enter into any settlement regarding a tax appeal which will affect the real estate taxes beyond the Expiration Date of this Lease.

          45.03 If Landlord does not elect to file the tax appeal in accordance with Section 45.02, then Tenant shall have the right to file and proceed with the tax appeal at its sole cost and expense. In the event the appeal results in an increase in real estate taxes respecting the Demised Premises, then Tenant shall be obligated to pay such increase. Upon request, Tenant agrees to notify Landlord as to the status of the tax appeal.

          IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

WITNESS:                                    LANDLORD
                                            SHAV ASSOCIATES
                                            a New Jersey Partnership

---------------------------------            /s/ Michael Alfieri
                                            ------------------------------------
                                            By: Michael Alfieri
                                            Title: General Partner

ATTEST:                                     TENANT:
                                            GLOBESPAN, INC.
                                            a Delaware Corporation


---------------------------------            /s/ Bob McMullan
                                            ------------------------------------
                                            By: Bob McMullan
                                            Title: CFO


                                      45b

                                    EXHIBIT A
                               DESCRIPTION OF LAND
                                100 SCHULZ DRIVE

ALL that certain tract or parcel of land and premises, situate, lying and being in the Township of Middletown, in the County of Monmonth, State of New Jersey, more particularly described herein.

BEING known and designated as Lot 2 in Block 296, on a map entitled "Final Map for (the SHAV Corporation consisting of Lots 16, l6-D, 17, 18 and 19 in Block 296, Middletown Twp, Monmouth Co." dated June 2, 1980 and filed December 1, 1980 in the Monmouth County Clerk's Office as Case 170-6.

BEING more particularly described in accord with said filed map as follows:

BEGINNING at the point of intersection of the northerly line of the Garden State Parkway and the westerly line of Schulz Drive as marked by a monument and running thence:

1. North 52 degrees 20' 10" West for a distance of 185.59 feet to Garden State Parkway Monument #A-165; thence

2. North 47 degrees 42' 50" West for a distance of 374.45 feet to Garden State Parkway Monument #A-167; thence

3. North 34 degrees 29' 19" West for a distance of 90.96 feet to a monument; thence

4.   North 2 degrees 51' 30" West for a distance of 258.85 feet; thence

5.   South 87 degrees 26' 27" East for a distance of 313.90 feet; thence

6.   South 7 degrees 42' 18" West for a distance of 34.64 feet; thence

7. South 82 degrees 17' 42" East for a distance of 265.00 feet to the said westerly line of Schulz Drive; thence

8. South 7 degrees 42' 18" West for a distance of 620.57 feet along the said westerly line of Schulz Drive to the place and point of Beginning.

Being now known as Lot 30, Block 1086, as shown on the Tax Maps of the Township of Middletown.

Subject to easements, restrictions and covenants of record and such state of facts as an accurate survey may reveal.

LAND100S
02/20/01

                                    EXHIBIT F

                                   DEFINITIONS


          (a) The term "mortgage" shall mean an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term "mortgagee" shall mean such a trustee.

          (b) The terms "include," "including," and "such as" shall each be construed as if followed by the phrase "without being limited to."

          (c) References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean the Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated

          (d) The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county, and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies, or office thereof, or of any other governmental, public, or quasipublic authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

          (e) The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders, and other requirements of the New Jersey Board of Fire Underwriters and/or similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

          (f) The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

          (g) Reference to termination of this Lease includes expiration or earlier termination of the term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon a termination of this Lease, the term and estate granted by this Lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this Lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this Lease, may be performed after such termination and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.


                                       1F